UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2009

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)	06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On October 29, 2009, Chemtura Corporation (the “Company”) issued a press release announcing financial results for the quarter ended September 30, 2009.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in Item 2.02 in this Current Report on Form 8-K and attached Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain  Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2009, the Company issued a press release announcing that John K. Wulff and Burton M. Joyce have been appointed as independent members of the Board of Directors of the Company on October 29, 2009.  The Board of Directors also appointed Mr. Wulff to serve on the Audit Committee of the Board of Directors and Mr. Joyce to serve on the Finance & Pension Committee of the Board of Directors.  Mr. Wulff currently serves on the Board of Directors of Celanese Corporation, Sunoco, Inc. and Moody’s Corporation.  Mr. Joyce currently serves on the Board of Directors of Norfolk Southern Corporation.  After the appointment of Messrs Wulff and Joyce as members of the Board of Directors, Stephen C. Forsyth, the Company’s Executive Vice President and Chief Financial Officer and Billie S. Flaherty, the Company’s Senior Vice President, General Counsel & Secretary, resigned from the Board of Directors.   Mr. Forsyth and Ms. Flaherty served on the Board of Directors in order for the Company to have the minimum number of directors serving on the Board of Directors, as required by the Company’s By-Laws.   Their resignations as directors were not based on any disagreement with the Company on any matter relating to the Company’s operations, policies and practices and Mr. Forsyth and Ms. Flaherty will continue serving as Executive Vice President and Chief Financial Officer and Senior Vice President, General Counsel & Secretary, respectively.

As non-employee directors, Messrs. Wulff and Joyce each will be entitled to receive: (i) an annual retainer of $82,000 paid quarterly; and (ii) an annual cash grant of $90,000 paid quarterly.  Mr. Wulff will also be entitled to receive an annual fee of $7,500 paid quarterly for serving on the Audit Committee.  Commencing upon their appointment and for any quarter in which Messrs. Wulff and Joyce serve less than the entire quarter, they will be entitled to receive a pro rata portion of the retainer and cash grant based upon the number of days they serve as a director during that quarter.

The Company is not aware of any arrangement or understanding between Messrs. Wulff and Joyce and any other person pursuant to which Messrs. Wulff and Joyce were selected as directors.  Messrs. Wulff and Joyce and their immediate family members have not been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) of Regulation S-K.

A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Exhibit

99.1	Press Release dated October 29, 2009 announcing financial results for the quarter ended September 30, 2009.

99.2	Press Release dated October 29, 2009 announcing the appointment of John K. Wulff and Burton
M. Joyce to the Board of Directors.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation
(Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	SVP, General Counsel & Secretary

Date:  October 29, 2009

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Press Release dated October 29, 2009 announcing financial results for the quarter ended September 30, 2009.

99.2	Press Release dated October 29, 2009 announcing the appointment of John K. Wulff and Burton M. Joyce to the Board of Directors.